SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549


                            Form 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


       Date of Report                    January 20, 1998
(Date of earliest event reported)


              PACIFIC CENTURY FINANCIAL CORPORATION
      (Exact name of registrant as specified in its charter)


       Hawaii                 1-6887             99-0148992
----------------------     ------------      ------------------
State of incorporation     (Commission          (IRS Employer
                           File Number)      Identification No.)


   130 Merchant Street, Honolulu, Hawaii             96813
  ---------------------------------------          ----------
  (Address of principal executive offices)         (Zip Code)


      Registrant's telephone number, including area code:
                        (808) 643-3888


                        Not Applicable
  ------------------------------------------------------------
  (Former name or former address, if changed since last report)

Item 5.  Other Events.

          In accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Pacific Century Financial Corporation ("PC" or the "Company") is hereby filing cautionary statements identifying important factors that could cause the Company's actual 1998 results to differ materially from those stated in forward-looking statements of the Company made by or on behalf of the Company.

     Forward-Looking Statements

          See Exhibit 99.1 incorporated herein by reference.

     Risk Factors

          PC's forward-looking statements are based upon various assumptions and estimates regarding the economy and the banking industry. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurances that such assumptions will prove true. Forward-looking statements by the Company involve significant risk and uncertainties, and actual results could differ materially from those stated or implied by such forward-looking statements. Factors that might cause such differences to occur include economic conditions in markets the Company serves and those that impact the Hawaii, the United States mainland (especially California) and Asian economies, changes in the currencies of Pacific Basin and Pacific Rim countries relative to the U.S. dollar, changes in interest rates, changes in state or federal income tax laws, changes in applicable federal, state and foreign regulatory and monetary policy, and the nature and level of competition from others.

Item 7.   Financial Statements and Exhibits

          (a)  Financial Statements -- None.

          (b)  Pro Forma Financial Information -- None.

          (c)  Exhibit

               99.1 Press Release.

                             SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  January 28, 1998            PACIFIC CENTURY FINANCIAL
                                   CORPORATION

                                   /s/ LAWRENCE M. JOHNSON

                                   Lawrence M. Johnson
                                   Chairman of the Board and
                                   Chief Executive Officer

                             Exhibit 99.1



   Pacific Century Financial Corporation Reports 1997 Earnings

                       FOR IMMEDIATE RELEASE

     HONOLULU-(January 20, 1998) Pacific Century Financial Corporation (NYSE:BOH), formerly known as Bancorp Hawaii, Inc., reported 1997 earnings of $139.5 million, up 4.8 percent from $133.1 million in 1996. Diluted earnings per share were $1.72, up 6.2 percent from $1.62 in 1996. Per share data have been adjusted for the two-for-one stock split distributed on December 12, 1997. Return on average assets for 1997 was 0.98 percent and return on average equity was 12.57 percent.

     Pacific Century's fourth quarter earnings were $33.1 million, down 3.8 percent from $34.5 million reported for 1996's fourth quarter. Diluted earnings per share for the fourth quarter of 1997 were $0.41, down 2.4 percent from $0.42 reported for the fourth quarter of 1996. Fourth quarter results included $10.4 million in charge-offs for loans in Thailand as well as a $2.7 million expense related to the closure and demolition of a building in downtown Honolulu.

     "Despite lower fourth quarter earnings than expected, we took prudent and necessary steps to manage our exposure in Asia and have dealt with all the known situations," said Lawrence M. Johnson, chairman and CEO of Pacific Century Financial Corporation. "While the current turbulence in Asia requires our heightened focus and management, we believe this region holds long-term value and opportunity for the company. However, because of the uncertainties inherent in the Asia situation and previously announced costs associated with making our data processing systems Year 2000 compliant, we believe it would be imprudent to expect increased earnings in 1998. It is currently impossible to accurately predict the impact of the turmoil in Asia on the economies of Hawaii and the Mainland, nor do we know what, if any, further impact there will be on our Asia exposure. Under these circumstances, we believe that it is both prudent and appropriate to suspend our share repurchase activity. During this volatile period, Pacific Century's strengths are its 20 years of experience in Asia and management's long-standing adherence to conservative credit policies."

     On a tangible performance basis, which adjusts earnings for the impact of intangibles, including goodwill, and which is becoming a more common method of presenting economic performance, earnings for the fourth quarter were $35.5 million compared to $36.1 million for the fourth quarter of 1996. Tangible diluted earnings per share were $0.44 for fourth quarters of both 1997 and 1996.

     Pacific Century's total assets stood at $15.0 billion at year-end 1997, a 7.0 percent increase from $14.0 billion at year-end 1996. Net loans at year-end were up 9.2 percent to $9.1 billion from $8.3 billion at December 31, 1996. Deposits increased 10.8 percent to $9.6 billion from $8.7 billion at year-end 1996. The acquisition of California United Bank and Indosuez Niugini Bank Ltd. in Papua New Guinea added total assets of $0.9 billion, net loans of $0.5 billion and deposits of $0.8 billion. In addition, the acquisition of four branches in Arizona added $0.25 billion in deposits.

     Nonperforming assets (NPAs), excluding loans past due 90+ days, at year-end 1997 were $97.1 million, compared to $83.2 million at year-end 1996 and $94.7 million at September 30, 1997. As a percent of total loans, NPAs for year-end 1997, year-end 1996 and September 30, 1997 were 1.02 percent, .96 percent and
 .99 percent, respectively.

     "Over the last two years, Pacific Century has significantly strengthened the franchise through acquisitions in the Pacific and the U.S. Mainland," Johnson said. "We now have a network that is strategically positioned to seek out and act upon opportunities."

     During the fourth quarter of 1997, Bank of Hawaii announced plans to form a strategic alliance with the Bank of Queensland that will enable both companies to broaden their geographic reach in the Pacific Rim. Bank of Hawaii also signed a definitive purchase contract for Group Paribas' interest in Banque Paribas Pacifique (located in New Caledonia) and Banque Paribas Polynesie (located in French Polynesia). Applications for regulatory approval are in process. These initiatives will further reinforce Pacific Century's position in the South Pacific region.

     In October 1997, the company named Mary P. Carryer to replace Thomas C. Leppert as Vice Chair. Carryer will oversee Pacific Century's U.S. Mainland operations as well as the company's Information Management function. "Mary is a strategic thinker who has the ability to translate planning and ideas into reality," Johnson noted. "Her skill set will complement the strengths that currently exist within our Managing Committee."

     Pacific Century Financial Corporation is a regional bank holding company with locations spanning nearly 12,000 miles from Singapore to New York. Pacific Century and its subsidiaries provide varied financial services to businesses, governments and individuals in Hawaii, the Asia-Pacific region and in selected markets on the U.S. Mainland. Pacific Century is the largest Hawaii-based financial organization, and its principal subsidiary, Bank of Hawaii, is the state's largest commercial bank. Bank of Hawaii, established in 1897, observed its 100th anniversary on December 17, 1997.

     Other Pacific Century subsidiaries include: California United Bank, First Federal Savings and Loan Association of America; Pacific Century Bank, N.A., in Arizona; and Pacific Century Leasing, Inc. Bank of Hawaii International, Inc.'s Pacific subsidiaries include: Bank of Hawaii-Nouvelle Caledonie, Banque de Tahiti, Banque d'Hawaii (Vanuatu) Ltd., and Bank of Hawaii (PNG) Ltd.